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EXHIBIT 4.8

                         WARRANT CLARIFICATION AGREEMENT


      THIS WARRANT CLARIFICATION AGREEMENT ("CLARIFICATION AGREEMENT") is made as of the __ day of September, 2008, by and among Strasbaugh, a California corporation (the "Company"), and each of the investors identified on the Schedule of Investors attached hereto as EXHIBIT A (individually an "INVESTOR" and collectively, the "INVESTORS").

                                    RECITALS

      A. The Company and the Investors (the "PARTIES") entered into that certain Securities Purchase Agreement dated May 24, 2007 (the "PURCHASE AGREEMENT"), pursuant to which the Company issued to the Investors, among other securities, warrants (the "WARRANTS") to purchase shares of the Company's common stock.

      B. The Warrants issued pursuant to the Purchase Agreement may not be exercised, offered or sold in the absence of an exemption from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT").

      C. Each of the Purchase Agreement and the Warrants contains a restricted securities legend with respect to the exercise, offer and/or sale of the Warrants.

      D. It has come to the attention of the Company that the description of the restricted securities legend contained in the Purchase Agreement is not consistent with the restricted securities legend contained in the Warrant and in neither case does the restricted securities legend accurately describe the Parties' initial agreement with respect to the limitations on transfer.

      E. The Parties now desire to amend certain provisions of each of the Purchase Agreement and the Warrant to clarify the transfer restrictions imposed upon the Warrants and to make each consistent with the other, so as to accurately evidence the initial agreement of the Parties at the time the Parties entered into the Purchase Agreement and the Warrant on May 24, 2007.

      NOW THEREFORE, in consideration of the foregoing premises and the respective promises and agreements of the parties set forth herein, and for good and valuable consideration, the amount and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Purchase Agreement.

      2.    AMENDMENTS.

            (a) Section 5.1(a) of the Purchase Agreement is hereby amended by deleting such section in its entirety and inserting in its place the following:

                  "(a)  The Investors covenant that the Securities will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of the Securities Act or

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            pursuant to an available exemption from the registration
            requirements of the Securities Act, and in compliance with any applicable state securities laws. The Investors further covenant that the Warrants will be exercised in compliance with the requirements of, the Securities Act pursuant to an available exemption from the registration requirements of the Securities Act and in compliance with any applicable state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under, and does not constitute and will not result in a violation of, the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion, except to the extent that the transfer agent requests such legal opinion, any transfer of Securities by an Investor to an Affiliate of such Investor, provided that the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act and provided that such Affiliate does not request any removal of any existing legends on any certificate evidencing the Securities."

            (b) Section 5.1(b) of the Purchase Agreement is hereby amended by deleting such section in its entirety and inserting in its place the following:

                  "(b)  The certificates representing the Securities will bear a legend denoting the restrictions on transfer. Each Investor agrees to sell, assign, transfer, exercise or convert the Securities only in accordance with such restrictions, as applicable. The Investors agree to the imprinting, so long as is required by this SECTION 5.1(B), of a legend which shall be in substantially the following form on any certificate evidencing any of the Securities:

                  NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON THE [EXERCISE/CONVERSION] OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY MAY NOT BE EXERCISED, OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED (EACH A "TRANSFER") EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSFER NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (B) TO THE EXTENT THE TRANSFER DOES NOT CONSTITUTE AND WILL NOT RESULT IN A VIOLATION OF APPLICABLE FEDERAL OR STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT (TO THE EXTENT REQUESTED BY COUNSEL OF THE COMPANY), THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THE HOLDER HEREOF AGREES THAT IT

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                  WILL DELIVER, OR CAUSE TO BE DELIVERED, TO EACH PERSON TO WHOM
                  THE SECURITIES HEREBY REPRESENTED ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON [EXERCISE/CONVERSION] OF
                  THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

            Certificates evidencing Securities shall not be required to contain such legend (i) while a registration statement covering the resale of the Securities (including the Securities that may be issued upon exercise or conversion of the Securities) is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 if the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptance to the Company to the effect that the Securities (including the Securities that may be issued upon exercise or conversion of the Securities) can be sold under Rule 144,
      (iii) if the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Company to the effect that the Securities (including the Securities that maybe issued upon exercise or conversion of the Securities) are eligible for unlimited resale under Rule 144(b), or (iv) if the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Company to the effect that the legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Staff of the SEC)."

            (c) The legend that appears on the face of each of the Warrants issued pursuant to the Purchase Agreement is hereby amended by deleting such legend in its entirety and inserting in its place a legend substantially in the form of the legend appearing in Section 2.2 of this Clarification Agreement.

      3. CLARIFICATIONS. The Parties hereby acknowledge and agree that the provisions set forth in Section 2 of this Clarification Agreement evidence the understandings and agreements of the Parties at the time the Parties entered into the Purchase Agreement and the Warrants on May 24, 2007.

      4. MISCELLANEOUS. Except as modified and amended pursuant to this Clarification Agreement, the Purchase Agreement and the Warrants are and shall remain in full force and effect. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Amendment will become binding on each Investor when one or more counterparts hereof, individually or taken together, will bear the signatures of such Investor and the Company as signatories.

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      IN WITNESS WHEREOF, the parties hereto have caused this Warrant
Clarification Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

The Company:                              STRASBAUGH


                                          By: /s/ Richard Nance
                                             ---------------------------
                                          Name: Richard Nance
                                          Title: Chief Financial Officer



Investor:                                 [                             ]
                                           -----------------------------

                                          By:
                                             ---------------------------
                                          Name:
                                          Title: